UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

DATA STORAGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-148167	98-0530147
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Franklin Avenue
Garden City, NY 11530
 (Address of principal executive offices)

(212) 564-4922
(Telephone number, including area code)

Copies to:
Gary S. Eaton, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South
Manalapan, NJ, 07726
Tel.: (732) 409-1212
Fax.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement

As more fully described in Item 2.01 below, On June 17, 2010, our wholly owned subsidiary Data Storage Corporation, a Delaware corporation (“Data Storage DE”) and SafeData, LLC, a Delaware Limited Liability Company (“SafeData”) entered into an Asset Purchase Agreement (the “Agreement”); setting forth the acquisition of Safe Data’s assets. Data Storage DE and its parent Data Storage Corporation is hereinafter referred to as the “Company” or “Data Storage.”

Item 2.01.    Completion of Acquisition or Disposition of Assets

As described above, on June 17, 2010, SafeData agreed to sell, transfer, assign, and deliver to the Company all right, title and interest in the end user customer base of SafeData (the “Business”) and all related current and fixed assets and contracts related to the Business. These assets include, but not limited to, all of SafeData’s cash, accounts receivable and intellectual property. Additionally, SafeData shall transfer to the Company all of their current liabilities to the extent arising out of the business or the assets.

Pursuant to the Agreement, the Company will pay an aggregate purchase price for the Business equal to $3,000,000 (the “Purchase Price”) with $2,000,000 to be paid in cash and $1,000,000 in shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) valued at $0.35 per share or 2,857,142 shares of Common Stock. Upon Closing (as defined in the Agreement), a certain portion of the Purchase Price shall be deferred subject to certain holdback and contingency clauses contained in the Agreement.

Additionally, Peter Briggs, the President of SafeData will enter into an employment agreement (the “Employment Agreement”) with the Company and Lawrence E. Putterman will be appointed to the Company’s Board of Directors.

The foregoing description of the Agreement and Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Agreement and Employment Agreement attached as an exhibits to this Current Report on Form 8-K.

Item 3.02    Unregistered Sales of Equity Securities

Pursuant to the Agreement, on June 17, 2010, we issued 2,857,142 shares of our Common Stock to SafeData in exchange for the Business (as defined in Item 2.01).

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number                   Description

10.1                                      Asset Purchase Agreement, dated June 17, 2010, by and between Data Storage Corporation, a Delaware corporation and SafeData, LLC, a Delaware Limited Liability Company.
10.2                                      Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 23, 2010		DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
CHARLES M. PILUSO President & Chief Executive Officer